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                                                                EXHIBIT 10.26

                         MANAGEMENT ADVISORY AGREEMENT

        Management Advisory Agreement (the "AGREEMENT"), dated as of September 28, 1995, between OMI Partnership Holdings Ltd., an Ontario corporation ("OMI"), and SC International Services, Inc., a Delaware corporation ("SCIS").

                                    RECITALS

        SCIS desires to engage OMI to provide services to SCIS and its subsidiaries, including Sky Chefs, on the terms set forth herein.

                                   AGREEMENT

        The parties, intending to be legally bound, hereby agree as follows:

        1. Services. SCIS hereby engages OMI to provide advisory services to SCIS and its subsidiaries in connection with:

                (a)     strategic planning;
                (b) the identification of financing, acquisition and divestiture opportunities and assistance with respect to such matters; and
                (c) other financial matters in which OMI has acquired expertise, as OMI and the Board of Directors of SCIS may from time to time agree.

        2. Term. This Agreement shall continue until terminated by a writing executed by both parties hereto.

        3.      Fees and Expenses.

        (a) As compensation for OMI's advisory services rendered pursuant to this Agreement, SCIS shall pay to OMI the following fees:

                (i)     $689,000 for the year ending December 31, 1995;
                (ii)    $1,500,000 for the year ending December 31, 1996;
                (iii)   $1,500,000 for the year ending December 31, 1997; and
                (iv) $1,250,000 for each year thereafter, adjusted by a percentage equal to the year-over-year change in the most recently published Consumer Price Index for all Urban Consumers, U.S. City Average, as published by the U.S. Department of Labor, provided that such fee shall not exceed $1,500,000 for any year.

Fees shall be payable in advance in equal monthly installments on the first day of each month.

        (b) As compensation for OMI's services in connection with the transactions and financings contemplated by the Master Agreement, dated as of April 26, 1995, between and among OMI Food



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Services, Inc., Caterair Holdings Corporation and Caterair International
Corporation, as amended, SCIS shall pay OMI a fee of $4,000,000 upon the closing of such transactions and financings.

        (c) SCIS shall promptly reimburse OMI for all reasonable out-of-pocket costs and expenses incurred thereby and by its representatives in connection with the performance of its services hereunder.

        4. Indemnity. SCIS shall indemnify and hold harmless OMI and its controlling persons, stockholders, partners, directors, officers, agents and employees, to the full extent lawful, from and against any losses, claims, damages or liabilities related to or arising out of this Agreement or OMI's role in connection herewith, including related activities prior to the date hereof, and shall promptly reimburse OMI and any other party entitled to be indemnified hereunder for all reasonable out-of-pocket expenses (including counsel fees and expenses) as incurred by OMI or any such party in connection with investigating, preparing or defending any such claim, whether or not in connection with pending or threatened litigation in which OMI or any other party entitled to be indemnified hereunder is a party. SCIS will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from OMI's wilful misconduct or gross negligence. If such indemnification is for any reason not available, the parties shall contribute to the losses, claims, damages and liabilities involved in such proportion as it is appropriate to reflect the relative benefits received (or anticipated to be received) by the parties from the actual and proposed transactions giving rise to or contemplated by this Agreement as well as other possible considerations such as the relative fault of the parties. Under no circumstances shall OMI and the other parties entitled to be indemnified hereunder be responsible for any amounts in excess of the amount of any fees received by OMI. The foregoing agreement shall be in addition to any rights that OMI or any indemnified party may have at common law or otherwise.

        SCIS shall not, without OMI's prior consent, settle or compromise any pending or threatened claim, action or suit in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release of OMI and any other party entitled to be indemnified hereunder from all liability and obligation arising therefrom. OMI shall have no liability to SCIS arising out of or in connection with this Agreement unless a loss results to SCIS that is finally judicially determined to have resulted primarily from OMI's wilful misconduct or gross negligence. SCIS hereby consents to personal jurisdiction, service and venue in any court in which any claim which is subject to this Agreement is brought against OMI or any other party entitled to be indemnified hereunder. Any right to trial by jury with respect to any claim or action arising out of or contemplated by this Section is hereby waived. The provisions of this Section shall survive the expiration of this Agreement.

        5. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed sufficient if (a) delivered in person,
(b) mailed by certified mail or (c) sent by facsimile transmission, with a copy sent simultaneously by the United States mail as follows:

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        If to SCIS, to:

        524 East Lamar
        Arlington, Texas 76011
        Attention:  Patrick W. Tolbert
                    Executive Vice President and
                    Chief Financial and Administrative Officer
        Telecopier: (817) 792-2222

        with a copy to:

        Kaye, Scholer, Fierman, Hays & Handler
        425 Park Avenue
        New York, New York 10022
        Attention:  Joel I. Greenberg, Esq.
        Telecopier: (212) 836-7149

        If to OMI, to:

        161 Bay Street
        Toronto, Ontario M5J 2S1
        Canada
        Attention:  Ewout Heersink
                    Chief Financial Officer
        Telecopier: (416) 362-5765

        with a copy to:

        Kaye, Scholer, Fierman, Hays & Handler
        425 Park Avenue
        New York, New York 10022
        Attention:  Joel I. Greenberg, Esq.
        Telecopier: (212) 836-7149

Either party, by written notice to the other party hereto, may designate additional or different addresses for subsequent notices or communications.

        6. Permissible Activities. Nothing herein shall in any way preclude OMI from engaging in any business activities or from performing services for its own account or for the account of others.

        7. Amendments. This Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the

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agreement among the parties with respect thereto and cannot be changed or terminated orally. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. A waiver by any party of any breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Any waiver must be in writing.

        8. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and of their respective successors and permitted assigns, including any corporation into which either of the parties shall consolidate or merge or to which either of them shall transfer substantially all of its assets. This Agreement may be assigned by OMI only. This Agreement shall be governed by and construed in accordance with the laws of the province of Ontario, Canada applicable to contracts made and to be performed entirely within such state.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                OMI PARTNERSHIP HOLDINGS LTD.

                                                By: /s/ Ewout W. Heersink
                                                    --------------------------
                                                    Name:
                                                    Title:

                                                SC INTERNATIONAL SERVICES, INC.

                                                By: /s/ Thomas J. Lee
                                                    ---------------------------
                                                    Name:
                                                    Title:

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